Exhibit 10.3
“ORIGINAL”
CLOSING AGREEMENT ON FINAL DETERMINATION
COVERING SPECIFIC MATTERS
     Under Section 7121 of the Internal Revenue Code Vector Group Ltd., TIN 65-0949535 (f/k/a Brooke Group Ltd., TIN 51-0255124) and Subsidiaries, 100 S.E. 2nd Street, 32nd Floor, Miami, Florida 33131 (Vector Group Ltd. and its Subsidiaries hereinafter referred to as the “Taxpayer”) and the Commissioner of Internal Revenue make the following closing agreement:
     WHEREAS, the Taxpayer, through its indirect subsidiary corporation, Eve Holdings Inc. (“Eve”), a Delaware corporation, contributed its rights to certain specified trademarks and registrations thereof, and that part of the goodwill of the business connected with the use of and symbolized by said trademarks (hereinafter collectively referred to as the “Marks”) to Trademarks LLC (“Trademarks”), a Delaware limited liability company, in exchange for one hundred percent (100%) of two (2) classes of membership interests in Trademarks; Class A shares (the “Class A Shares”) and Class B shares (the “Class B Shares”); and
WHEREAS, the value of Eve’s contribution of the Marks to Trademarks was $300,000,000; and
     WHEREAS, in December 1998, Philip Morris Incorporated (“PM”) paid Eve $5,000,000 to acquire an option with respect to the Class A Shares (the “Class A Option”) and $145,000,000 to acquire an option with respect to the Class B Shares (the “Class B Option”) (such $145,000,000 payment hereinafter referred to as the “Class B Option Premium”). The Class A Option entitled PM to purchase the Class A Shares for $10,100,000. The Class A Option was generally exercisable by PM no later than the tenth (10th) day following clearance of the transaction under applicable federal law. The Class B Option entitled PM to purchase the Class B Shares for $139,900,000. The Class B Option was generally exercisable by PM during the period beginning on December 2, 2008 and ending on March 1, 2009; and
     WHEREAS, on March 19, 1999, PM exercised the Class A Option and the closing thereof occurred on May 24, 1999. In connection with the purchase and sale of the Class A Shares, PM paid Eve the $10,100,000 purchase price for the Class A Shares; and
     WHEREAS, on May 24, 1999, Trademarks entered into a $134,900,000 term loan agreement with Citibank, N.A. (the “Loan”). Thereafter, Trademarks distributed the $134,900,000 loan proceeds to Eve pursuant to terms of Trademark’s Operating Agreement (the “Distribution”); and
     WHEREAS, Eve’s sale of the Class A Shares resulted in the Taxpayer reporting gross income of $15,052,799 (net of expenses of $47,201) for its taxable year ended December 31, 1999, which represented the net gain recognized by Eve on the sale of the Class A Shares; and
     WHEREAS, the Taxpayer did not report as an item of gross income for its taxable years ended December 31, 1998 or December 31, 1999, Eve’s receipt of the Class B Option Premium or the Distribution from Trademarks:

     NOW IT IS HEREBY DETERMINED AND AGREED for federal income tax purposes that:
     (1) The Recitals set forth above are true and correct and are hereby incorporated into this Closing Agreement by reference.
     (2) $87,000,000 of the Class B Option Premium constitutes gross income to the Taxpayer in the taxable year ended December 31, 1999.
     (3) The balance or remaining portion of the Class B Option Premium of $58,000,000 (i.e., the Class B Option Premium of $145,000,000 decreased by the $87,000,000 adjustment described in paragraph (2) preceding) shall be recognized as gross income by the Taxpayer at the earlier of the sale of the Class B Shares or March 1, 2009.
     (4) The Taxpayer is entitled to deduct $927,739 of costs associated with the transactions described in this closing agreement, which were capitalized in 1999, at the same time the income in paragraph (3) preceding is recognized.
     (5) Except for the $87,000,000 adjustment to the Taxpayer’s taxable income for the taxable year ended December 31, 1999, the Taxpayer’s characterization, treatment and reporting for federal income tax purposes of (i) Eve’s grant of the Class B Option, (ii) Eve’s receipt of the Class B Option Premium and (iii) Eve’s receipt of the Distribution shall be respected for each of the taxable years during which the Class B Option is outstanding.
     This Closing Agreement is final and conclusive except:
     (1) the matter it relates to may be reopened in the event of fraud, malfeasance, or misrepresentation of material fact;
     (2) it is subject to the Code sections that expressly provide that effect be given to their provisions (including any stated exception for Code section 7122) notwithstanding any other law or rule of law; and

     (3) if it relates to a tax period ending after the date of this Closing Agreement, it is subject to any law, enacted after the date hereof, that applies to that tax period.
     By signing, the above parties certify that they have read and agreed to the terms of this document.

VECTOR GROUP LTD. AND SUBSIDIARIES

By: /s/ Bryant Kirkland, III	Date Signed: July 20, 2006
Bryant Kirkland, III

Title Vice President

COMMISSIONER OF INTERNAL REVENUE

By: /s/ Jay L. Wein	Date Signed: July 20, 2006
Jay L. Wein

Title Appeals Team Case Leader

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